Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: Media@pmi.com
Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2017 THIRD-QUARTER RESULTS;
REVISES 2017 FULL-YEAR REPORTED DILUTED EPS FORECAST TO A RANGE OF $4.75 TO $4.80,
REFLECTING CURRENCY-NEUTRAL GROWTH OF APPROXIMATELY 9% TO 10%
VS. 2016 ADJUSTED DILUTED EPS OF $4.48

2017 Third-Quarter

•	Reported diluted earnings per share of $1.27, up by $0.02 or 1.6% versus $1.25 in 2016

•	Excluding unfavorable currency of $0.12, reported diluted earnings per share up by $0.14 or 11.2% versus $1.25 in 2016 as detailed in the attached Schedule 13

•	Adjusted diluted earnings per share of $1.27, up by $0.02 or 1.6% versus $1.25 in 2016

•	Excluding unfavorable currency of $0.12, adjusted diluted earnings per share up by $0.14 or 11.2% versus $1.25 in 2016 as detailed in the attached Schedule 13

•	Cigarette and heated tobacco unit shipment volume of 208.2 billion, down by 0.5%
•Cigarette shipment volume of 198.5 billion units, down by 4.1%
•Heated tobacco unit shipment volume of 9.7 billion units, up from 2.1 billion units in 2016

•	Reported net revenues of $20.6 billion, up by 3.5%

•	Net revenues, excluding excise taxes, of $7.5 billion, up by 7.0%

•	Excluding unfavorable currency of $136 million, net revenues, excluding excise taxes, up by 9.0% as detailed in the attached Schedule 10

•	Reported operating income of $3.1 billion, up by 3.1%

•	Operating companies income of $3.1 billion, up by 2.2%

•	Excluding unfavorable currency of $140 million, operating companies income up by 6.8% as detailed in the attached Schedule 10

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 12, of $3.1 billion, up by 2.2%

•	Excluding unfavorable currency of $140 million, adjusted operating companies income up by 6.8% as detailed in the attached Schedule 12

•	Increased the regular quarterly dividend by 2.9% to an annualized rate of $4.28 per common share

2017 Nine Months Year-to-Date

•	Reported diluted earnings per share of $3.43, up by $0.05 or 1.5% versus $3.38 in 2016

•	Excluding unfavorable currency of $0.23, reported diluted earnings per share up by $0.28 or 8.3% versus $3.38 in 2016 as detailed in the attached Schedule 17

•	Adjusted diluted earnings per share of $3.39 up by $0.01 or 0.3% versus $3.38 in 2016

•	Excluding unfavorable currency of $0.23, adjusted diluted earnings per share up by $0.24 or 7.1% versus $3.38 in 2016 as detailed in the attached Schedule 17

•	Cigarette and heated tobacco unit shipment volume of 586.1 billion, down by 4.9%
•Cigarette shipment volume of 565.6 billion units, down by 7.6%
•Heated tobacco unit shipment volume of 20.5 billion units, up from 3.7 billion units in 2016

•	Reported net revenues of $56.5 billion, up by 1.3%

•	Net revenues, excluding excise taxes, of $20.5 billion, up by 3.8%

•	Excluding unfavorable currency of $451 million, net revenues, excluding excise taxes, up by 6.0% as detailed in the attached Schedule 14

•	Reported operating income of $8.2 billion, down by 0.2%

•	Operating companies income of $8.4 billion, down by 0.2%

•	Excluding unfavorable currency of $351 million, operating companies income up by 4.0% as detailed in the attached Schedule 14

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 16, of $8.4 billion, down by 0.2%

•	Excluding unfavorable currency of $351 million, adjusted operating companies income up by 4.0% as detailed in the attached Schedule 16

2017 Full-Year Forecast

•
PMI revises its 2017 full-year reported diluted earnings per share forecast to a range of $4.75 to $4.80, at prevailing exchange rates, versus $4.48 in 2016. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.17 for the full-year 2017, as well as the favorable tax item of $0.04 recorded in the first quarter of 2017, the forecast range represents a projected increase of approximately 9% to 10% versus adjusted diluted earnings per share of $4.48 in 2016 as detailed in the attached Schedule 20

•	This forecast anticipates net revenue growth, excluding excise taxes, of over 7%, excluding currency and acquisitions

•	This forecast does not include any share repurchases in 2017

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections

NEW YORK, October 19, 2017 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2017 third-quarter results.

"As expected, our third-quarter financial results were very strong, including double-digit currency-neutral EPS growth," said André Calantzopoulos, Chief Executive Officer.
"We recorded a sequential improvement in our total volume performance, driven by both our combustible and reduced-risk products, and grew our international market share."
"Despite pressure on profitability from adverse developments in Russia and Saudi Arabia, as well as significant investments behind IQOS, which continues its stellar performance, we are on track to deliver full-year currency-neutral adjusted diluted EPS growth of approximately 9% to 10%, highlighting both the strength of our combustible business and the exciting potential of a smoke-free future."

- -2 -

Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on October 19, 2017. Access is at www.pmi.com/2017Q3earnings. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

Dividends
During the quarter, PMI increased its regular quarterly dividend by 2.9% from $1.04 to $1.07, representing an annualized rate of $4.28 per common share. Since its spin-off in March 2008, PMI has increased its regular quarterly dividend by 132.6% from the initial annualized rate of $1.84 per common share, or a compound annual growth rate of 9.8%.

2017 THIRD-QUARTER CONSOLIDATED RESULTS

Key Terms, Definitions and Explanatory Notes

General

•	“PMI” refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

•	Comparisons are made to the same prior-year period unless otherwise stated.

•
Unless otherwise stated, references to total industry, total market, PMI volume and PMI market share performance reflect cigarettes and PMI’s heated tobacco units for those markets that have commercial sales of IQOS.

•
References to total international market, defined as worldwide cigarette and PMI heated tobacco unit volume excluding the United States, total industry, total market and market shares are PMI tax-paid estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business.

•	"Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined.

•	"OTP" is defined as other tobacco products, primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products.

•	"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume.

•	"EEMA" is defined as Eastern Europe, Middle East and Africa and includes PMI's international duty free business.

•	"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.

- -3 -

Financial

•	Net revenues, excluding excise taxes, related to combustible products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives.

•
"Operating Companies Income," or "OCI," is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. Management evaluates business segment performance and allocates resources based on OCI.

•	“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, excluding asset impairment and exit costs, and unusual items.

•	"Net debt" is defined as total debt, less cash and cash equivalents.

•
Management reviews OCI, OCI margins, operating cash flow and earnings per share, or “EPS,” on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items.

•
Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.

•
Non-GAAP measures used in this release should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see the relevant schedules provided with this press release.

Reduced-Risk Products

•
"Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. Because PMI's RRPs do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

•
"Heated tobacco units" is the term PMI uses to refer to heated tobacco consumables, which include HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks.

•
Net revenues, excluding excise taxes, related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, net of sales and promotion incentives.

- -4 -

SHIPMENT VOLUME

PMI Shipment Volume by Region	Third-Quarter			Nine Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change

Cigarettes
European Union	49,114	52,001	(5.6)%	141,412	148,393	(4.7)%
EEMA	68,837	72,172	(4.6)%	189,825	203,630	(6.8)%
Asia	60,062	61,693	(2.6)%	173,019	196,214	(11.8)%
Latin America & Canada	20,452	21,185	(3.5)%	61,301	64,144	(4.4)%
Total PMI	198,465	207,051	(4.1)%	565,557	612,381	(7.6)%

Heated Tobacco Units
European Union	464	56	+100.0%	1,040	103	+100.0%
EEMA	427	27	+100.0%	761	37	+100.0%
Asia	8,826	2,006	+100.0%	18,697	3,558	+100.0%
Latin America & Canada	8	—	—%	12	—	—%
Total PMI	9,725	2,089	+100.0%	20,510	3,698	+100.0%

Cigarettes and Heated Tobacco Units
European Union	49,578	52,057	(4.8)%	142,452	148,496	(4.1)%
EEMA	69,264	72,199	(4.1)%	190,586	203,667	(6.4)%
Asia	68,888	63,699	8.1%	191,716	199,772	(4.0)%
Latin America & Canada	20,460	21,185	(3.4)%	61,313	64,144	(4.4)%
Total PMI	208,190	209,140	(0.5)%	586,067	616,079	(4.9)%

In the quarter, PMI's total shipment volume decreased by 0.5%, principally due to:
•the EU, notably lower cigarette shipment volume in Germany, Italy and Spain, partly offset by higher heated tobacco unit shipment volume;
•EEMA, notably Saudi Arabia where PMI's cigarette shipment volume declined by 48.3%, reflecting the impact of the new excise tax implemented in June 2017 that resulted in the doubling of retail prices, as well as Russia and Ukraine, partly offset by North Africa and higher heated tobacco unit shipment volume; and
•Latin America & Canada, mainly due to lower cigarette shipment volume in Mexico, partly offset by Argentina and Brazil.

The decline of PMI's total shipment volume was largely offset by growth in Asia, mainly driven by: Japan, reflecting higher heated tobacco unit shipment volume, Indonesia, and Pakistan, notably reflecting a lower price gap with illicit product following a modification to the excise tax structure, partly offset by the Philippines.

In the quarter, PMI's total shipment volume benefited from the favorable impact of estimated net combustible and heated tobacco unit inventory movements, driven by approximately 2.1 billion units in Japan. The favorable estimated net inventory movements in Japan, anticipated to continue in the fourth quarter of 2017, primarily reflected the growing demand for HeatSticks and a manufacturing capability sufficient to begin establishing normal levels of distributor inventory of heated tobacco units for risk management purposes, partly offset by a reduction of distributor inventory of combustible products. Excluding the impact of total estimated net inventory movements, PMI's total shipment volume decreased by 1.3%.

- -5 -

Year-to-date, PMI's total shipment volume decreased by 4.9%, principally due to:
•the EU, notably lower cigarette shipment volume in Germany, Italy and Spain, partly offset by higher heated tobacco unit shipment volume;
•EEMA, notably Saudi Arabia where PMI's cigarette shipment volume declined by 27.6%, reflecting the impact of the new excise tax implemented in June 2017 that resulted in the doubling of retail prices, as well as Russia, Turkey and Ukraine, partly offset by North Africa, notably Algeria, and higher heated tobacco unit shipment volume;
•Asia, notably lower cigarette shipment volume in Indonesia, Japan, Pakistan and the Philippines, partly offset by higher heated tobacco unit shipment volume, mainly in Japan; and
•Latin America & Canada, mainly due to lower cigarette shipment volume in Brazil, Canada, Colombia and Mexico.

Year-to-date, excluding the impact of estimated net inventory movements, PMI's total shipment volume decreased by 4.6%.

PMI shipment volume by brand is shown in the table below.

PMI Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	68,886	73,338	(6.1)%	200,115	211,426	(5.3)%
L&M	23,809	25,349	(6.1)%	69,091	73,592	(6.1)%
Chesterfield	15,116	12,425	21.7%	40,311	34,203	17.9%
Parliament	11,354	12,200	(6.9)%	31,723	34,247	(7.4)%
Bond Street	9,912	11,709	(15.3)%	28,675	32,792	(12.6)%
Philip Morris	12,838	8,726	47.1%	36,133	26,845	34.6%
Lark	6,321	6,994	(9.6)%	18,534	21,031	(11.9)%
Others	50,229	56,310	(10.8)%	140,975	178,245	(20.9)%
Total Cigarettes	198,465	207,051	(4.1)%	565,557	612,381	(7.6)%
Heated Tobacco Units	9,725	2,089	+100.0%	20,510	3,698	+100.0%
Total PMI	208,190	209,140	(0.5)%	586,067	616,079	(4.9)%

In the quarter, PMI's cigarette shipment volume of Marlboro decreased in: the EU, mainly due to Germany, Italy and Spain; EEMA, predominantly due to Saudi Arabia, reflecting the impact of the new excise tax implemented in June 2017 that resulted in the doubling of the retail price of Marlboro from SAR 12 to SAR 24 per pack; Asia, mainly due to Japan, principally reflecting out-switching to HeatSticks, partly offset by Indonesia and the Philippines; and Latin America & Canada, mainly due to Mexico.
PMI's cigarette shipment volume of the following brands decreased: L&M, mainly due to Russia, Saudi Arabia and Turkey, partly offset by North Africa; Parliament, mainly due to Japan and Russia, partly offset by Kazakhstan and Turkey; Bond Street, mainly due to Russia and Ukraine; Lark, principally due to Japan, partly offset by Turkey; and "Others," mainly due to local, low-price brands in the Philippines, Russia and Ukraine, partly offset by Indonesia and low-price brands in Pakistan.
PMI's cigarette shipment volume of the following brands increased: Chesterfield, mainly driven by Argentina, Brazil, reflecting successful brand portfolio consolidation, Saudi Arabia and Turkey, partly offset by Russia; and

- -6 -

Philip Morris, mainly driven by Russia and Ukraine, notably reflecting successful portfolio consolidation of local, low-price brands in "Others," partly offset by Argentina and Italy.

Year-to-date, PMI's cigarette shipment volume of Marlboro decreased in: the EU, mainly due to Germany, Italy and Spain; EEMA, predominantly due to Saudi Arabia, reflecting the same dynamic as in the quarter, partly offset by North Africa; Asia, mainly due to Japan, principally reflecting out-switching to HeatSticks, and Korea, partly offset by Indonesia and the Philippines; and Latin America & Canada, mainly due to Argentina, Brazil and Mexico.
PMI's cigarette shipment volume of the following brands decreased: L&M, mainly due to Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan; Parliament, mainly due to Japan, Russia and Turkey, partly offset by Kazakhstan and Korea; Bond Street, mainly due to Kazakhstan, Russia and Ukraine; Lark, principally due to Japan and Turkey; and "Others," mainly due to Indonesia and local, low-price brands in Pakistan, the Philippines, Russia and Ukraine.
PMI's cigarette shipment volume of the following brands increased: Chesterfield, notably driven by Argentina, Saudi Arabia and Turkey, partly offset by Italy and Russia; and Philip Morris, mainly driven by Russia and Ukraine, notably reflecting successful portfolio consolidation of local, low-price brands in "Others," partly offset by Argentina and Italy.

- -7 -

NET REVENUES (Excluding Excise Taxes)

PMI Net Revenues (Excluding Excise Taxes)	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
Combustible Products

European Union	$2,139	$2,188	(2.2)%	(4.6)%	$5,909	$6,186	(4.5)%	(3.0)%
EEMA	1,742	1,932	(9.8)%	(4.3)%	4,871	5,198	(6.3)%	(1.1)%
Asia	1,889	1,940	(2.7)%	(1.3)%	5,569	5,883	(5.3)%	(5.2)%
Latin America & Canada	755	710	6.4%	8.4%	2,108	2,057	2.5%	5.3%
Total PMI	$6,526	$6,770	(3.6)%	(2.2)%	$18,457	$19,323	(4.5)%	(2.3)%

RRPs

European Union	$65	$13	+100%	+100%	$145	$32	+100%	+100%
EEMA	41	4	+100%	+100%	64	3	+100%	+100%
Asia	841	196	+100%	+100%	1,786	354	+100%	+100%
Latin America & Canada	1	—	+100%	+100%	2	—	+100%	+100%
Total PMI	$947	$212	+100%	+100%	$1,997	$390	+100%	+100%

Combustible Products and RRPs

European Union	$2,204	$2,200	0.2%	(2.2)%	$6,054	$6,218	(2.6)%	(1.1)%
EEMA	1,783	1,936	(7.9)%	(2.4)%	4,935	5,202	(5.1)%	—%
Asia	2,730	2,136	27.8%	31.0%	7,355	6,237	17.9%	18.5%
Latin America & Canada	756	710	6.5%	8.5%	2,110	2,057	2.6%	5.3%
Total PMI	$7,473	$6,982	7.0%	9.0%	$20,454	$19,714	3.8%	6.0%

Note: Sum of product categories or Regions might not foot to total PMI due to rounding.
In the quarter, net revenues, excluding excise taxes, of $7.5 billion increased by 7.0%, as detailed above and in the attached Schedule 10. Excluding unfavorable currency of $136 million, net revenues, excluding excise taxes, increased by 9.0%, driven by a favorable pricing variance of $309 million from across all Regions, despite low price realization in Russia, notably Asia and Latin America & Canada, and favorable volume/mix of $318 million, driven by Asia, partly offset by EU, EEMA, mainly Saudi Arabia, and Latin America & Canada.

OPERATING COMPANIES INCOME

PMI OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
European Union	$1,042	$1,120	(7.0)%	(7.6)%	$2,783	$3,096	(10.1)%	(7.5)%
EEMA	765	962	(20.5)%	(11.7)%	2,188	2,389	(8.4)%	(0.8)%
Asia	1,065	761	39.9%	47.2%	2,753	2,288	20.3%	21.5%
Latin America & Canada	264	224	17.9%	21.4%	709	677	4.7%	13.6%
Total PMI	$3,136	$3,067	2.2%	6.8%	$8,433	$8,450	(0.2)%	4.0%
In the quarter, operating companies income of $3.1 billion increased by 2.2%. Excluding unfavorable currency of $140 million, operating companies income increased by 6.8%, mainly driven by a favorable pricing

- -8 -

variance across all Regions, partly offset by unfavorable volume/mix of $20 million, mainly due to the EU, EEMA and Latin America & Canada, largely offset by Asia, as well as an unfavorable cost comparison, primarily reflecting increased support behind reduced-risk products, predominantly in the EU.

Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 12. Adjusted operating companies income, excluding unfavorable currency, increased by 6.8%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 0.8 points to 43.1%, reflecting the factors mentioned above, as detailed on Schedule 12.

PMI OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$3,136	$3,067	2.2%	6.8%	$8,433	$8,450	(0.2)%	4.0%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$3,136	$3,067	2.2%	6.8%	$8,433	$8,450	(0.2)%	4.0%
Adjusted OCI Margin*	42.0%	43.9%	(1.9)	(0.8)	41.2%	42.9%	(1.7)	(0.9)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.
EUROPEAN UNION REGION (EU)

2017 Third-Quarter
Net revenues, excluding excise taxes, of $2.2 billion, increased by 0.2%.  Excluding favorable currency of $53 million, net revenues, excluding excise taxes, decreased by 2.2%, mainly due to unfavorable volume/mix of $86 million, mainly driven by France, Germany, Spain and the United Kingdom, partly offset by Italy. The unfavorable volume/mix was partly offset by a favorable pricing variance of $37 million, driven mainly by Germany and the United Kingdom, partly offset by France and Italy.

Operating companies income of $1.0 billion decreased by 7.0%. Excluding favorable currency of $7 million, operating companies income decreased by 7.6%, mainly due to: unfavorable volume/mix of $88 million, mainly in France, Germany, Spain and the United Kingdom, partly offset by Italy; and increased investment behind reduced-risk products across the Region; partly offset by favorable pricing.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 12. Adjusted operating companies income, excluding favorable currency, decreased by 7.6%. Adjusted operating companies income margin, excluding favorable currency, decreased by 2.8 points to 48.1%, reflecting the factors mentioned above, as detailed on Schedule 12.

EU OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$1,042	$1,120	(7.0)%	(7.6)%	$2,783	$3,096	(10.1)%	(7.5)%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$1,042	$1,120	(7.0)%	(7.6)%	$2,783	$3,096	(10.1)%	(7.5)%
Adjusted OCI Margin*	47.3%	50.9%	(3.6)	(2.8)	46.0%	49.8%	(3.8)	(3.2)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

- -9 -

EU Total Market, PMI Shipment & Market Share Commentaries

In the quarter, the estimated total market in the EU decreased by 4.5% to 131.9 billion units. Excluding the net impact of estimated trade inventory movements, largely associated with the third quarter of 2016 reflecting the anticipated implementation of the Tobacco Products Directive in 2017, notably in France, Italy and the United Kingdom, the estimated total market declined by 3.9%.

Year-to-date, the estimated total market in the EU decreased by 2.7% to 372.8 billion units. The net impact of estimated trade inventory movements year-to-date was immaterial.

EU PMI Shipment Commentaries

EU PMI Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	24,246	25,943	(6.5)%	69,770	73,582	(5.2)%
L&M	8,990	9,454	(4.9)%	25,992	26,628	(2.4)%
Chesterfield	8,002	8,055	(0.7)%	22,270	23,111	(3.6)%
Philip Morris	3,779	4,330	(12.7)%	11,635	12,621	(7.8)%
Others	4,097	4,219	(2.9)%	11,745	12,451	(5.7)%
Total Cigarettes	49,114	52,001	(5.6)%	141,412	148,393	(4.7)%
Heated Tobacco Units	464	56	+100.0%	1,040	103	+100.0%
Total EU	49,578	52,057	(4.8)%	142,452	148,496	(4.1)%

EU Market Shares by Brand	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	p.p.	2017	2016	p.p.
Marlboro	18.6%	19.0%	(0.4)	18.7%	19.0%	(0.3)
L&M	6.8%	6.9%	(0.1)	6.9%	6.9%	—
Chesterfield	6.0%	5.9%	0.1	6.0%	5.9%	0.1
Philip Morris	3.0%	3.2%	(0.2)	3.1%	3.3%	(0.2)
Others*	3.6%	3.1%	0.5	3.4%	3.2%	0.2
Total EU	38.0%	38.1%	(0.1)	38.1%	38.3%	(0.2)
*Includes heated tobacco units.

2017 Third-Quarter and Nine Months Year-to-Date
In the quarter, PMI's total shipment volume decreased by 4.8% to 49.6 billion units, mainly due to cigarette volume declines in Germany, Italy and Spain. Estimated net inventory movements were immaterial. The decrease in cigarette shipment volume of Marlboro was mainly due to Germany, Italy and Spain. The decrease in cigarette shipment volume of L&M was mainly due to Germany, Poland and Spain. The decrease in cigarette shipment volume of Chesterfield was mainly due to Portugal and the United Kingdom, largely offset by Poland. The decrease in cigarette shipment volume of Philip Morris was mainly due to France and Italy. The decrease in cigarette shipment volume of "Others" was mainly due to RGD in Poland.
In the quarter, PMI's total market share decreased by 0.1 point to 38.0%, with gains in France, Italy and Poland largely offset by declines in Germany and Spain.

- -10 -

Year-to-date, PMI's total shipment volume decreased by 4.1% to 142.5 billion units, mainly due to cigarette volume declines in Germany, Italy and Spain. Excluding estimated net inventory movements, principally associated with distributor cigarette inventory movements in France, Italy and Spain, PMI's total shipment volume decreased by 3.2%. The decrease in cigarette shipment volume of Marlboro was mainly due to Germany, Italy and Spain. The decrease in cigarette shipment volume of L&M was mainly due to Germany and Spain. The decrease in cigarette shipment volume of Chesterfield was mainly due to Italy, Portugal and Spain, partly offset by Poland. The decrease in cigarette shipment volume of Philip Morris was mainly due to Italy. The decrease in cigarette shipment volume of "Others" was mainly due to Muratti in Italy.
Year-to-date, PMI's total market share decreased by 0.2 points to 38.1%, with declines in Germany, Italy and Spain partly offset by gains in France and Poland.

EU Key Market Commentaries

In France, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

France Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	11.4	12.1	(5.4)%	34.0	34.5	(1.3)%

PMI Shipments (million units)	4,804	5,037	(4.6)%	14,679	14,872	(1.3)%

PMI Market Share
Marlboro	27.3%	26.3%	1.0	26.9%	26.2%	0.7
Philip Morris	10.0%	10.1%	(0.1)	10.2%	10.1%	0.1
Chesterfield	3.0%	3.1%	(0.1)	3.1%	3.1%	—
Others*	2.7%	2.7%	—	2.7%	2.8%	(0.1)
Total	43.0%	42.2%	0.8	42.9%	42.2%	0.7
*Includes heated tobacco units.

In the quarter, the estimated total market decreased by 5.4%. Excluding the aforementioned net impact of estimated trade inventory movements, the estimated total market declined by 3.6%. The decrease in PMI's shipment volume was mainly due to the lower total market, partly offset by higher market share, principally Marlboro, notably reflecting the growth of both Marlboro Red and Gold in 30s packs launched in March 2017.

Year-to-date, the estimated total market decreased by 1.3%. The decrease in PMI's shipment volume mainly reflected the lower total market, partly offset by higher market share.

- -11 -

In Germany, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Germany Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	20.4	21.7	(6.1)%	57.6	59.7	(3.4)%

PMI Shipments (million units)	7,082	7,693	(7.9)%	21,014	22,068	(4.8)%

PMI Market Share
Marlboro	21.0%	21.5%	(0.5)	22.1%	22.3%	(0.2)
L&M	10.8%	11.1%	(0.3)	11.3%	11.6%	(0.3)
Chesterfield	1.5%	1.5%	—	1.5%	1.6%	(0.1)
Others*	1.4%	1.3%	0.1	1.6%	1.5%	0.1
Total	34.7%	35.4%	(0.7)	36.5%	37.0%	(0.5)
*Includes heated tobacco units.

In the quarter, the estimated total market decreased by 6.1%, partly reflecting the impact of price increases in March 2017 as well as a challenging comparison with the third quarter of 2016, which declined by 0.5%. The decrease in PMI's shipment volume was mainly due to the lower total market and market share, mainly Marlboro, reflecting the impact of its price increase from the round €6.00 per pack price point to €6.30 in March 2017, combined with the later timing of competitors' price increases.

Year-to-date, the estimated total market decreased by 3.4%, partly reflecting the impact of price increases in March 2017 as well as a challenging comparison with the nine months year-to-date of 2016, which declined by 0.3%, benefiting from a lower prevalence of illicit trade and the estimated favorable impact of immigration. The decrease in PMI's shipment volume was mainly due to the lower total market and lower market share, largely reflecting the same dynamics as in the quarter.

- -12 -

In Italy, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Italy Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	18.7	19.7	(5.1)%	53.1	55.6	(4.3)%

PMI Shipments (million units)	9,694	9,967	(2.7)%	27,738	29,914	(7.3)%

PMI Market Share
Marlboro	24.1%	24.3%	(0.2)	23.9%	24.5%	(0.6)
Chesterfield	11.3%	11.6%	(0.3)	11.3%	11.6%	(0.3)
Philip Morris	7.7%	8.3%	(0.6)	7.8%	8.6%	(0.8)
HEETS	0.7%	0.1%	0.6	0.6%	0.1%	0.5
Others	8.6%	8.0%	0.6	8.5%	7.9%	0.6
Total	52.4%	52.3%	0.1	52.1%	52.7%	(0.6)

In the quarter, the estimated total market decreased by 5.1%. Excluding the aforementioned net impact of estimated trade inventory movements, the estimated total market declined by 3.6%, partly reflecting the Tobacco Product Directive's ban on pack sizes of ten cigarettes that fueled growth in cheaper alternatives, including fine cut and cigarillos. The decline of PMI's shipments, down by 5.0% excluding the net impact of distributor inventory movements, mainly reflected the lower total market. PMI's slightly higher market share was mainly driven by HEETS and Merit in "Others," largely offset by low-price Philip Morris, impacted by the growth of the super-low price segment.

Year-to-date, the estimated total market decreased by 4.3%, mainly reflecting the same dynamics as in the quarter. The decline of the total market also reflected a challenging comparison with the first nine months of 2016, which were flat. The decline of PMI's shipments, down by 5.4% excluding the net impact of distributor inventory movements, mainly reflected the lower total market, as well as lower cigarette market share, principally due to Marlboro, partly reflecting the ban on pack sizes of ten cigarettes, and low-price Philip Morris, impacted by the growth of the super-low price segment, partly offset by HEETS and Merit in "Others."

- -13 -

In Poland, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Poland Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	11.2	11.5	(2.9)%	32.3	32.3	(0.1)%

PMI Shipments (million units)	4,819	4,864	(0.9)%	13,695	13,515	1.3%

PMI Market Share
Marlboro	10.6%	11.3%	(0.7)	10.6%	11.3%	(0.7)
L&M	17.9%	18.2%	(0.3)	18.3%	18.3%	—
Chesterfield	11.6%	9.4%	2.2	10.5%	9.1%	1.4
Others*	2.9%	3.2%	(0.3)	3.0%	3.1%	(0.1)
Total	43.0%	42.1%	0.9	42.4%	41.8%	0.6
*Includes heated tobacco units.

In the quarter, the estimated total market decreased by 2.9%. The decrease in PMI's shipment volume primarily reflected the lower total market, partly offset by an increase in PMI's market share, driven by Chesterfield, benefiting from brand support.

Year-to-date, the estimated total market decreased by 0.1%, reflecting a lower prevalence of illicit trade. The increase in PMI's shipment volume was primarily driven by higher market share, mainly reflecting the same dynamics as in the quarter.

In Spain, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Spain Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	12.4	13.0	(5.0)%	34.1	35.3	(3.4)%

PMI Shipments (million units)	3,847	4,274	(10.0)%	11,131	12,640	(11.9)%

PMI Market Share
Marlboro	17.1%	18.6%	(1.5)	16.6%	18.1%	(1.5)
L&M	5.3%	5.3%	—	5.4%	5.4%	—
Chesterfield	8.5%	8.4%	0.1	8.5%	8.6%	(0.1)
Others*	2.2%	2.1%	0.1	1.9%	2.0%	(0.1)
Total	33.1%	34.4%	(1.3)	32.4%	34.1%	(1.7)
*Includes heated tobacco units.

In the quarter, the estimated total market decreased by 5.0%, mainly reflecting the impact of price increases in December 2016. The decline of PMI's shipment volume was mainly due to the lower total market and lower market share, principally due to Marlboro, reflecting the impact of price increases, particularly above the round

- -14 -

€5.00 per pack price point in the vending channel, as well as a challenging comparison with the third quarter of 2016 in which the market share of Marlboro grew by 0.9 points.

Year-to-date, the estimated total market decreased by 3.4%. The decline of PMI's shipment volume, down by 7.8% excluding the net impact of distributor inventory movements, was mainly due to the lower total market and lower market share, principally due to Marlboro, reflecting the same dynamics as in the quarter, as well as a challenging comparison with the first nine months of 2016 in which the market share of Marlboro grew by 1.2 points.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

2017 Third-Quarter
Net revenues, excluding excise taxes, of $1.8 billion decreased by 7.9%. Excluding unfavorable currency of $107 million, net revenues, excluding excise taxes, decreased by 2.4%, principally due to unfavorable volume/mix of $111 million, primarily reflecting a lower total market in Russia, and a lower total market and market share in Saudi Arabia, mainly resulting from the implementation of the new excise tax, partly offset by North Africa. The unfavorable volume/mix was partly offset by a favorable pricing variance of $65 million, despite low price realization in Russia, driven mainly by North Africa, notably Egypt, and Ukraine, partly offset by Turkey.

Operating companies income of $765 million decreased by 20.5%. Excluding unfavorable currency of $84 million, operating companies income decreased by 11.7%, principally due to: unfavorable volume/mix of $121 million, predominantly in Russia and Saudi Arabia, partly offset by a favorable pricing variance.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 12. Adjusted operating companies income, excluding unfavorable currency, decreased by 11.7%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 4.8 points to 44.9%, reflecting the factors mentioned above, as detailed on Schedule 12.

EEMA OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$765	$962	(20.5)%	(11.7)%	$2,188	$2,389	(8.4)%	(0.8)%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$765	$962	(20.5)%	(11.7)%	$2,188	$2,389	(8.4)%	(0.8)%
Adjusted OCI Margin*	42.9%	49.7%	(6.8)	(4.8)	44.3%	45.9%	(1.6)	(0.3)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

- -15 -

EEMA PMI Shipment Commentaries

EEMA PMI Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	18,655	20,082	(7.1)%	51,808	55,005	(5.8)%
L&M	12,639	13,486	(6.3)%	35,919	39,511	(9.1)%
Bond Street	9,473	11,159	(15.1)%	27,449	31,310	(12.3)%
Parliament	8,710	9,262	(6.0)%	23,525	25,501	(7.8)%
Philip Morris	5,501	344	+100.0%	13,813	824	+100.0%
Others	13,859	17,839	(22.3)%	37,311	51,479	(27.5)%
Total Cigarettes	68,837	72,172	(4.6)%	189,825	203,630	(6.8)%
Heated Tobacco Units	427	27	+100.0%	761	37	+100.0%
Total EEMA	69,264	72,199	(4.1)%	190,586	203,667	(6.4)%

2017 Third-Quarter and Nine Months Year-to-Date
In the quarter, PMI's total shipment volume decreased by 4.1% to 69.3 billion units, mainly due to cigarette volume declines in: Russia, Saudi Arabia, where PMI's cigarette shipment volume declined by 48.3% reflecting the impact of the new excise tax implemented in June 2017, and Ukraine, partly offset by North Africa, notably Egypt, and higher heated tobacco unit shipment volume. The decrease in cigarette shipment volume of Marlboro was mainly due to Saudi Arabia. The decrease in cigarette shipment volume of L&M was mainly due to Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan and North Africa, notably Egypt. The decrease in cigarette shipment volume of Bond Street was mainly due to Russia and Ukraine. The decrease in cigarette shipment volume of Parliament was mainly due to Russia, partly offset by Kazakhstan and Turkey. The increase in cigarette shipment volume of Philip Morris was driven by Russia and Ukraine, reflecting successful portfolio consolidation of local, low-price brands. The decrease in cigarette shipment volume of "Others" was mainly due to low-price Next/Dubliss in Russia.

Year-to-date, PMI's total shipment volume decreased by 6.4% to 190.6 billion units, mainly reflecting cigarette volume declines in Russia, Saudi Arabia, Turkey and Ukraine, partly offset by North Africa, notably Algeria, and higher heated tobacco unit shipment volume. The decrease in cigarette shipment volume of Marlboro was mainly due to Saudi Arabia, partly offset by North Africa. The decrease in cigarette shipment volume of L&M was mainly due to Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan. The decrease in cigarette shipment volume of Bond Street was mainly due to Kazakhstan, Russia and Ukraine. The decrease in cigarette shipment volume of Parliament was mainly due to Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan. The increase in cigarette shipment volume of Philip Morris was driven by Russia and Ukraine, reflecting the same dynamics as in the quarter. The decrease in cigarette shipment volume of "Others" was mainly due to the same dynamics as in the quarter.

- -16 -

EEMA Key Market Commentaries
In North Africa, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

North Africa Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	37.6	36.9	1.7%	104.7	105.4	(0.7)%

PMI Cigarette Shipments (million units)	9,558	8,480	12.7%	25,953	25,893	0.2%

PMI Cigarette Market Share
Marlboro	10.4%	10.2%	0.2	9.3%	8.2%	1.1
L&M	13.1%	11.6%	1.5	12.1%	12.5%	(0.4)
Others	3.3%	2.5%	0.8	2.9%	2.9%	—
Total	26.8%	24.3%	2.5	24.3%	23.6%	0.7

In the quarter, the estimated total cigarette market increased by 1.7%. The increase in PMI's cigarette shipment volume mainly reflected higher cigarette market share, notably of Marlboro and L&M in Algeria and Egypt.

Year-to-date, the estimated total cigarette market decreased by 0.7%, mainly due to Algeria, partially offset by Egypt. The increase in PMI's cigarette shipment volume, up by 2.2% excluding estimated distributor inventory movements, was mainly driven by higher cigarette market share, notably of Marlboro in Algeria, partly offset by L&M in Egypt.

In Russia, estimated industry size and PMI shipment volume, shown in the table below, include cigarettes and PMI's heated tobacco units. August quarter-to-date and year-to-date market share performance, as measured by Nielsen and shown in the table below, reflects that of cigarettes.

Russia Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	70.4	76.5	(7.9)%	193.9	209.0	(7.2)%

PMI Shipments (million units)	18,942	20,778	(8.8)%	53,365	59,132	(9.8)%

PMI Cigarette Market Share
Marlboro	1.6%	1.3%	0.3	1.4%	1.4%	—
Parliament	3.6%	3.8%	(0.2)	3.6%	3.9%	(0.3)
Bond Street	8.5%	8.2%	0.3	8.9%	8.1%	0.8
Philip Morris	5.1%	0.1%	5.0	3.6%	0.1%	3.5
Others	8.5%	13.5%	(5.0)	9.7%	13.7%	(4.0)
Total	27.3%	26.9%	0.4	27.2%	27.2%	—

In the quarter, the estimated total market decreased by 7.9%, reflecting the impact of excise tax-driven price increases and an increase in the prevalence of illicit trade. The decline of PMI's shipment volume was mainly due to the lower total market. The increase in PMI's market share was mainly driven by Philip Morris, reflecting successful portfolio consolidation of local, low-price brands in "Others."

- -17 -

Year-to-date, the estimated total market decreased by 7.2%, reflecting the same dynamics as in the quarter. PMI's market share was flat, largely reflecting the same dynamics as in the quarter.

In Turkey, estimated cigarette industry size, PMI cigarette shipment volume and August quarter-to-date and year-to-date cigarette market share performance, as measured by Nielsen, are shown in the table below.

Turkey Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	29.9	29.3	2.1%	77.6	79.5	(2.3)%

PMI Cigarette Shipments (million units)	14,130	14,041	0.6%	36,094	37,550	(3.9)%

PMI Cigarette Market Share
Marlboro	10.3%	10.4%	(0.1)	10.1%	10.2%	(0.1)
Parliament	11.6%	11.7%	(0.1)	11.5%	11.6%	(0.1)
Lark	6.8%	7.3%	(0.5)	6.9%	7.5%	(0.6)
Others	14.7%	15.1%	(0.4)	14.7%	14.9%	(0.2)
Total	43.4%	44.5%	(1.1)	43.2%	44.2%	(1.0)

In the quarter, the estimated total cigarette market increased by 2.1%. Excluding the net impact of estimated trade inventory movements, the estimated total cigarette market increased by 1.1%. The increase in PMI's cigarette shipments was mainly due to the higher total market. The decline in PMI's cigarette market share, as measured by Nielsen, was mainly due to low-price Lark, reflecting competitive pressure from super-low price alternatives, and L&M and Muratti in "Others."

Year-to-date, the estimated total cigarette market decreased by 2.3%, partly reflecting a challenging comparison with the nine months year-to-date of 2016, which increased by 6.0%, benefiting from a lower prevalence of illicit trade. Excluding the net impact of estimated trade inventory movements associated with the timing of anticipated price increases, the estimated total cigarette market declined by 4.1%, mainly reflecting a higher prevalence of illicit trade resulting from the impact of price increases. The decrease in PMI's cigarette shipments was principally due to the lower total cigarette market and lower cigarette market share, mainly due to the same dynamics as in the quarter.

- -18 -

In Ukraine, estimated industry size and PMI shipment volume, shown in the table below, include cigarettes and PMI's heated tobacco units. August quarter-to-date and year-to-date market share performance, as measured by Nielsen and shown in the table below, reflects that of cigarettes.

Ukraine Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	17.9	19.1	(6.2)%	50.7	56.0	(9.5)%

PMI Shipments (million units)	5,116	5,626	(9.1)%	14,521	17,226	(15.7)%

PMI Cigarette Market Share
Marlboro	3.0%	3.2%	(0.2)	3.1%	3.2%	(0.1)
Parliament	3.3%	3.0%	0.3	3.3%	2.8%	0.5
Bond Street	8.4%	10.3%	(1.9)	8.9%	10.4%	(1.5)
Philip Morris	3.6%	—%	3.6	2.7%	—%	2.7
Others	9.4%	13.1%	(3.7)	9.7%	13.8%	(4.1)
Total	27.7%	29.6%	(1.9)	27.7%	30.2%	(2.5)

In the quarter, the estimated total market decreased by 6.2%, mainly due to the impact of price increases and a challenging comparison with the third quarter of 2016, which grew by 1.7%. The decrease in PMI's shipment volume was primarily due to the lower total market, as well as lower cigarette market share, notably of low-price Bond Street, partly offset by Parliament and Philip Morris, following successful portfolio consolidation of a local, low-price brand in "Others."

Year-to-date, the estimated total market decreased by 9.5%, mainly due to the impact of price increases and a challenging comparison with the first nine months of 2016, which grew by 6.9%. The decrease in PMI's shipment volume was primarily due to the lower total market, as well as lower cigarette market share, reflecting the same dynamics as in the quarter.

ASIA REGION

2017 Third-Quarter
Net revenues, excluding excise taxes, of $2.7 billion increased by 27.8%. Excluding unfavorable currency of $68 million, net revenues, excluding excise taxes, increased by 31.0%, reflecting: a favorable pricing variance of $122 million, driven principally by Australia, Indonesia and the Philippines; and a favorable volume/mix of $540 million, predominantly driven by heated tobacco unit volume in Japan and Korea, as well as cigarette volume in Pakistan, partly offset by unfavorable volume due mainly to the lower total cigarette market in Australia.

Operating companies income of $1.1 billion increased by 39.9%. Excluding unfavorable currency of $55 million, operating companies income increased by 47.2%, mainly driven by a favorable pricing variance and favorable volume/mix of $226 million, mainly in Japan, Korea and Pakistan, partly offset by Australia.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 12. Adjusted operating companies income, excluding unfavorable currency, increased by 47.2%. Adjusted operating companies income margin, excluding unfavorable currency, increased by 4.4 points to 40.0%, reflecting the factors mentioned above, as detailed on Schedule 12.

- -19 -

Asia OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$1,065	$761	39.9%	47.2%	$2,753	$2,288	20.3%	21.5%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$1,065	$761	39.9%	47.2%	$2,753	$2,288	20.3%	21.5%
Adjusted OCI Margin*	39.0%	35.6%	3.4	4.4	37.4%	36.7%	0.7	0.9
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Asia PMI Shipment Commentaries

Asia PMI Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	18,227	18,967	(3.9)%	54,255	57,277	(5.3)%
Lark	3,539	4,274	(17.2)%	11,396	13,421	(15.1)%
Parliament	2,269	2,545	(10.8)%	7,128	7,534	(5.4)%
Others	36,027	35,907	0.3%	100,240	117,982	(15.0)%
Total Cigarettes	60,062	61,693	(2.6)%	173,019	196,214	(11.8)%
Heated Tobacco Units	8,826	2,006	+100.0%	18,697	3,558	+100.0%
Total Asia	68,888	63,699	8.1%	191,716	199,772	(4.0)%

2017 Third-Quarter and Nine Months Year-to-Date
In the quarter, PMI's total shipment volume increased by 8.1% to 68.9 billion units, mainly driven by Indonesia, Pakistan, notably reflecting a lower price gap with illicit product following a modification to the excise tax structure, and higher heated tobacco unit volume, mainly in Japan and Korea. The increase was partly offset by cigarette volume declines in Japan, primarily reflecting out-switching to HeatSticks, and the Philippines. The decrease in cigarette shipment volume of Marlboro was notably due to Japan and Korea, primarily reflecting out-switching to PMI's heated tobacco units, partly offset by Indonesia. The decrease in cigarette shipment volume of Lark was primarily due to Japan. The decrease in cigarette shipment volume of Parliament was mainly due to Japan, partly offset by Korea. The increase in cigarette shipment volume of "Others" was mainly driven by Indonesia and low-price brands in Pakistan.

In the quarter, PMI's total shipment volume benefited from the favorable impact of estimated net combustible and heated tobacco unit inventory movements, driven by approximately 2.1 billion units in Japan. The favorable estimated net inventory movements in Japan, anticipated to continue in the fourth quarter of 2017, primarily reflected the growing demand for HeatSticks and a manufacturing capability sufficient to begin establishing normal levels of distributor inventory of heated tobacco units for risk management purposes, partly offset by a reduction of distributor inventory of combustible products. Excluding the impact of total estimated net inventory movements, PMI's total shipment volume increased by 4.7%.

Year-to-date, PMI's total shipment volume decreased by 4.0% to 191.7 billion units, mainly due to lower cigarette shipment volume in Indonesia, Japan, Pakistan and the Philippines, partly offset by higher heated tobacco unit volume, mainly in Japan and Korea. The decrease in cigarette shipment volume of Marlboro was mainly due

- -20 -

to Japan, primarily reflecting out-switching to HeatSticks, and Korea, partly offset by Indonesia and the Philippines. The decrease in cigarette shipment volume of Lark was primarily due to Japan. The decrease in cigarette shipment volume of Parliament was mainly due to Japan, partly offset by Korea. The decrease in cigarette shipment volume of "Others" was mainly due to Indonesia and local, low-price brands in Pakistan and the Philippines.

Year-to-date, PMI's total shipment volume benefited from the favorable impact of estimated net combustible and heated tobacco unit inventory movements, driven by approximately 3.5 billion units in Japan. Excluding the impact of these estimated net inventory movements, PMI's total shipment volume decreased by 5.6%.

Asia Key Market Commentaries

In Indonesia, estimated cigarette industry size, PMI cigarette shipment volume, cigarette market share and segmentation performance are shown in the tables below.

Indonesia Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	79.2	74.4	6.5%	225.9	235.1	(3.9)%

PMI Cigarette Shipments (million units)	26,211	25,084	4.5%	74,421	78,792	(5.5)%

PMI Cigarette Market Share
Sampoerna A	13.2%	14.0%	(0.8)	13.7%	14.0%	(0.3)
Dji Sam Soe	8.1%	6.4%	1.7	6.9%	6.5%	0.4
Sampoerna U	4.2%	5.9%	(1.7)	4.6%	5.2%	(0.6)
Others	7.6%	7.4%	0.2	7.7%	7.8%	(0.1)
Total	33.1%	33.7%	(0.6)	32.9%	33.5%	(0.6)

Indonesia Segmentation Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	p.p.	2017	2016	p.p.
Segment % of Total Market
Hand-Rolled Kretek (SKT)	17.4%	17.6%	(0.2)	17.7%	18.2%	(0.5)
Machine-Made Kretek (SKM)	77.6%	76.4%	1.2	77.0%	75.7%	1.3
Whites (SPM)	5.0%	6.0%	(1.0)	5.3%	6.1%	(0.8)
Total	100.0%	100.0%	—	100.0%	100.0%	—

PMI % Share of Segment
Hand-Rolled Kretek (SKT)	38.4%	36.8%	1.6	37.5%	37.1%	0.4
Machine-Made Kretek (SKM)	29.7%	29.5%	0.2	29.2%	28.9%	0.3
Whites (SPM)	67.3%	79.3%	(12.0)	72.4%	80.4%	(8.0)

In the quarter, the estimated total cigarette market increased by 6.5%. Excluding the favorable impact of net estimated trade inventory movements mainly associated with the timing of Ramadan, the estimated total cigarette market was flat, reflecting the impact of above-inflation tax-driven price increases and the impact of higher utility prices on consumer spending. The increase in PMI's cigarette shipments was primarily driven by the higher estimated total cigarette market, partly offset by a lower cigarette market share, mainly due to Sampoerna A and Sampoerna

- -21 -

U, largely reflecting the impact of price increases, partly offset by Dji Sam Soe, notably Magnum Mild, and Marlboro Filter Black in "Others."

Year-to-date, the estimated total cigarette market decreased by 3.9%, reflecting the same dynamics as in the quarter. The decrease in PMI's shipments was mainly due to the lower total market and lower cigarette market share, largely reflecting the same dynamics as in the quarter.

In Japan, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Japan Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	44.0	46.1	(4.6)%	128.0	133.7	(4.3)%

PMI Shipments (million units)
Cigarettes	8,196	10,691	(23.3)%	27,171	33,284	(18.4)%
Heated Tobacco Units	8,325	2,006	+100%	18,157	3,559	+100%
Total	16,521	12,697	30.1%	45,328	36,843	23.0%

PMI Market Share
Marlboro	9.5%	10.7%	(1.2)	9.7%	10.7%	(1.0)
HeatSticks	11.9%	3.5%	8.4	9.7%	2.2%	7.5
Parliament	2.0%	2.3%	(0.3)	2.1%	2.4%	(0.3)
Lark	8.5%	9.7%	(1.2)	8.8%	9.7%	(0.9)
Others	1.3%	1.6%	(0.3)	1.5%	1.7%	(0.2)
Total	33.2%	27.9%	5.3	31.8%	26.7%	5.1

In the quarter, the estimated total market decreased by 4.6%. The increase in PMI's shipment volume, up by 13.7% excluding the impact of estimated net distributor inventory movements of approximately 2.1 billion units, mainly reflected higher share, driven by HeatSticks.

Year-to-date, the estimated total market decreased by 4.3%. PMI's shipment volume increased by 13.5%, excluding the impact of estimated net distributor inventory movements of approximately 3.5 billion units, mainly reflecting higher share, driven by HeatSticks.

- -22 -

In Korea, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Korea Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	19.9	19.8	0.1%	54.2	55.6	(2.5)%

PMI Shipments (million units)	4,214	4,109	2.6%	10,959	11,553	(5.1)%

PMI Market Share
Marlboro	8.5%	9.7%	(1.2)	8.8%	9.5%	(0.7)
Parliament	7.8%	7.5%	0.3	8.0%	7.6%	0.4
HEETS	2.5%	—%	2.5	1.0%	—%	1.0
Virginia S.	2.0%	3.1%	(1.1)	2.0%	3.2%	(1.2)
Others	0.3%	0.5%	(0.2)	0.4%	0.5%	(0.1)
Total	21.1%	20.8%	0.3	20.2%	20.8%	(0.6)

In the quarter, the estimated total market increased by 0.1%. The increase in PMI's shipment volume mainly reflected higher market share, driven mainly by the May 2017 launch of HEETS. The decline in market share of Virginia S. reflected the successful consolidation of its super slims variants to Parliament during the first nine months of 2016.

Year-to-date, the estimated total market decreased by 2.5%, primarily reflecting a challenging comparison with the first nine months of 2016, which increased by 12.6%. The decrease in PMI's shipment volume was due to the lower total market, as well as lower market share, mainly reflecting the impact of competitors' new cigarette brand launches, partly offset by HEETS.

In the Philippines, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Philippines Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	18.6	20.2	(8.1)%	54.3	60.2	(9.8)%

PMI Cigarette Shipments (million units)	12,677	14,277	(11.2)%	36,303	43,558	(16.7)%

PMI Cigarette Market Share
Marlboro	31.9%	28.4%	3.5	32.0%	27.9%	4.1
Fortune	18.6%	23.3%	(4.7)	18.0%	24.3%	(6.3)
Jackpot	6.5%	7.5%	(1.0)	6.3%	8.3%	(2.0)
Others	11.1%	11.3%	(0.2)	10.6%	11.9%	(1.3)
Total	68.1%	70.5%	(2.4)	66.9%	72.4%	(5.5)

In the quarter, the estimated total cigarette market decreased by 8.1%, mainly due to the impact of excise tax-driven price increases, including those on PMI's full brand portfolio in the fourth quarter of 2016. The decline in PMI's cigarette shipment volume was due to the lower total cigarette market, as well as lower cigarette market

- -23 -

share, particularly of PMI's low and super-low price brands as a result of the timing of competitors' price increases, which initially widened the price gaps to PMI's principal competitor's discounted brands, partly offset by Marlboro, which benefited from in-switching from lower-priced brands.

Year-to-date, the decline of the estimated total cigarette market, PMI's cigarette shipment volume and cigarette market share all reflected the same dynamics as in the quarter.

LATIN AMERICA & CANADA REGION

2017 Third-Quarter
Net revenues, excluding excise taxes, of $756 million increased by 6.5%. Excluding unfavorable currency of $14 million, net revenues, excluding excise taxes, increased by 8.5%, primarily reflecting a favorable pricing variance of $85 million, driven principally by Argentina, Canada and Mexico, partly offset by unfavorable volume/mix of $25 million, mainly due to Canada and Mexico.

Operating companies income of $264 million increased by 17.9%. Excluding unfavorable currency of $8 million, operating companies income increased by 21.4%, primarily reflecting a favorable pricing variance, partly offset by unfavorable volume/mix of $37 million, mainly due to Canada and Mexico.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 12. Adjusted operating companies income, excluding unfavorable currency, increased by 21.4%. Adjusted operating companies income margin, excluding unfavorable currency, increased by 3.8 points to 35.3%, principally driven by the factors mentioned above, as detailed on Schedule 12.

Latin America & Canada OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$264	$224	17.9%	21.4%	$709	$677	4.7%	13.6%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$264	$224	17.9%	21.4%	$709	$677	4.7%	13.6%
Adjusted OCI Margin*	34.9%	31.5%	3.4	3.8	33.6%	32.9%	0.7	2.6
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

- -24 -

Latin America & Canada PMI Shipment Commentaries

Latin America & Canada PMI Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	7,758	8,345	(7.0)%	24,282	25,561	(5.0)%
Philip Morris	3,335	3,793	(12.1)%	9,985	12,550	(20.4)%
Chesterfield	2,537	667	+100.0%	6,536	1,061	+100.0%
Others	6,822	8,380	(18.6)%	20,498	24,972	(17.9)%
Total Cigarettes	20,452	21,185	(3.5)%	61,301	64,144	(4.4)%
Heated Tobacco Units	8	—	—%	12	—	—%
Total Latin America & Canada	20,460	21,185	(3.4)%	61,313	64,144	(4.4)%

2017 Third-Quarter and Nine Months Year-to-Date
In the quarter, PMI's total shipment volume decreased by 3.4% to 20.5 billion units, mainly due to Mexico, partly offset by Argentina and Brazil. The decrease in cigarette shipment volume of Marlboro was mainly due to Mexico. The decrease in cigarette shipment volume of Philip Morris was mainly due to Argentina. The increase in cigarette shipment volume of Chesterfield was mainly driven by Argentina and Brazil. The decrease in cigarette shipment volume of "Others" was mainly due to local brands in Argentina, Brazil, reflecting successful brand portfolio consolidation, Colombia and Mexico.

Year-to-date, PMI's total shipment volume decreased by 4.4% to 61.3 billion units, mainly due to cigarette volume declines in Brazil, Canada, Colombia and Mexico. The decrease in cigarette shipment volume of Marlboro was mainly due to Argentina, Brazil and Mexico. The decrease in cigarette shipment volume of Philip Morris was mainly due to Argentina. The increase in cigarette shipment volume of Chesterfield was driven by Argentina, Brazil, Colombia and Venezuela. The decrease in cigarette shipment volume of "Others" was mainly due to local brands in Argentina, Brazil, reflecting successful brand portfolio consolidation, Canada, Colombia and Venezuela.

- -25 -

Latin America & Canada Key Market Commentaries

In Argentina, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Argentina Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	8.9	8.5	4.9%	27.0	26.7	1.2%

PMI Cigarette Shipments (million units)	6,683	6,418	4.1%	20,142	20,389	(1.2)%

PMI Cigarette Market Share
Marlboro	20.2%	22.1%	(1.9)	20.1%	23.0%	(2.9)
Chesterfield	16.0%	6.7%	9.3	15.4%	3.5%	11.9
Philip Morris	33.2%	39.9%	(6.7)	33.4%	43.2%	(9.8)
Others	5.6%	6.8%	(1.2)	5.8%	6.8%	(1.0)
Total	75.0%	75.5%	(0.5)	74.7%	76.5%	(1.8)

In the quarter, the estimated total cigarette market increased by 4.9%, primarily reflecting a favorable comparison to the third quarter of 2016, which declined by 14.1%, mainly due to the impact of excise-tax driven price increases. The increase in PMI's cigarette shipment volume mainly reflected the higher total market, partly offset by lower cigarette market share. The lower cigarette market share principally reflected the growth of the ultra-low price segment, where local manufacturers are exempt from paying minimum excise tax, resulting in widened price gaps with premium Marlboro and mid-price Philip Morris, partly offset by low-price Chesterfield that benefited from successful brand portfolio consolidation of a low-price brand in "Others."

Year-to-date, the estimated total cigarette market increased by 1.2%, primarily reflecting a favorable comparison to the nine months year-to-date 2016, which declined by 10.5%. The decrease in PMI's cigarette shipment volume was mainly due to lower cigarette market share, reflecting the same dynamics as in the quarter.

- -26 -

In Canada, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Canada Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	6.4	6.9	(6.3)%	18.0	19.5	(7.8)%

PMI Shipments (million units)	2,554	2,675	(4.5)%	6,782	7,466	(9.2)%

PMI Market Share
Belmont	4.4%	3.9%	0.5	4.0%	3.7%	0.3
Canadian Classics	10.0%	10.2%	(0.2)	9.5%	10.2%	(0.7)
Next	12.2%	11.5%	0.7	11.5%	11.3%	0.2
Others*	13.1%	13.3%	(0.2)	12.4%	13.1%	(0.7)
Total	39.7%	38.9%	0.8	37.4%	38.3%	(0.9)
*Includes heated tobacco units.

In the quarter, the estimated total market decreased by 6.3%, mainly reflecting the impact of retail price increases. The decrease in PMI's shipment volume was mainly due to the lower total market, partly offset by higher market share that largely reflected the favorable impact of estimated trade inventory movements.

Year-to-date, the estimated total market decreased by 7.8%, reflecting the impact of price increases. The decrease in PMI's shipment volume was mainly due to the lower total market, as well as lower cigarette market share, reflecting the unfavorable impact of estimated trade inventory movements.

In Mexico, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Mexico Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	8.0	8.8	(10.0)%	25.6	26.4	(3.1)%

PMI Cigarette Shipments (million units)	5,129	6,055	(15.3)%	17,092	18,013	(5.1)%

PMI Cigarette Market Share
Marlboro	46.7%	48.3%	(1.6)	48.2%	47.8%	0.4
Delicados	7.9%	9.6%	(1.7)	8.2%	9.8%	(1.6)
Benson & Hedges	4.5%	4.8%	(0.3)	4.9%	4.6%	0.3
Others	5.4%	5.8%	(0.4)	5.5%	6.0%	(0.5)
Total	64.5%	68.5%	(4.0)	66.8%	68.2%	(1.4)

In the quarter, the estimated total cigarette market decreased by 10.0%. Excluding the impact of estimated trade inventory movements, the estimated total cigarette market decreased by 1.9%. The decrease in PMI's cigarette shipment volume mainly reflected the lower total cigarette market. The decrease of PMI's cigarette market share largely reflected the unfavorable impact of the estimated trade inventory movements.

- -27 -

Year-to-date, the estimated total cigarette market decreased by 3.1%, or increased by 0.5% excluding the impact of estimated inventory movements. The decrease in PMI's cigarette shipment volume mainly reflected the lower total cigarette market. The decrease of PMI's cigarette market share largely reflected the unfavorable impact of the estimated trade inventory movements.

- -28 -

About Philip Morris International Inc. (“PMI”)
PMI is a leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets.  In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of reduced-risk products (“RRPs”).  RRPs is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements.  For more information, see www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2017. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -29 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended September 30,
($ in millions, except per share data)
(Unaudited)

	2017	2016	% Change
Net Revenues	$20,638	$19,935	3.5%
Cost of sales	2,735	2,432	12.5%
Excise Taxes on products (1)	13,165	12,953	1.6%
Gross profit	4,738	4,550	4.1%
Marketing, administration and research costs	1,649	1,554
Asset impairment and exit costs	—	—
Amortization of intangibles	21	19
Operating Income (2)	3,068	2,977	3.1%
Interest expense, net	223	220
Earnings before income taxes	2,845	2,757	3.2%
Provision for income taxes	812	764	6.3%
Equity (income)/loss in unconsolidated subsidiaries, net	(12)	(35)
Net Earnings	2,045	2,028	0.8%
Net Earnings attributable to noncontrolling interests	75	90
Net Earnings attributable to PMI	$1,970	$1,938	1.7%

Per share data (3):
Basic Earnings Per Share	$1.27	$1.25	1.6%
Diluted Earnings Per Share	$1.27	$1.25	1.6%

(1) The segment detail of Excise Taxes on products sold for the quarters ended September 30, 2017 and 2016 is shown on Schedule 2.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2017	2016	% Change
Operating Income	$3,068	$2,977	3.1%
Excluding:
- Amortization of intangibles	21	19
- General corporate expenses (included in marketing, administration and research costs above)	35	36
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(12)	(35)
Operating Companies Income	$3,136	$3,067	2.2%

(3) Net Earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended September 30, 2017 and 2016 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2017	Net Revenues (1)	$7,346	$4,990	$5,846	$2,456	$20,638
	Excise Taxes on products	(5,142)	(3,207)	(3,116)	(1,700)	(13,165)
	Net Revenues excluding Excise Taxes	2,204	1,783	2,730	756	7,473

2016	Net Revenues	$7,387	$5,122	$5,113	$2,313	$19,935
	Excise Taxes on products	(5,187)	(3,186)	(2,977)	(1,603)	(12,953)
	Net Revenues excluding Excise Taxes	2,200	1,936	2,136	710	6,982

Variance	Currency	53	(107)	(68)	(14)	(136)
	Acquisitions	—	—	—	—	—
	Operations	(49)	(46)	662	60	627
	Variance Total	4	(153)	594	46	491
	Variance Total (%)	0.2%	(7.9)%	27.8%	6.5%	7.0%

	Variance excluding Currency	(49)	(46)	662	60	627
	Variance excluding Currency (%)	(2.2)%	(2.4)%	31.0%	8.5%	9.0%

	Variance excluding Currency & Acquisitions	(49)	(46)	662	60	627
	Variance excluding Currency & Acquisitions (%)	(2.2)%	(2.4)%	31.0%	8.5%	9.0%

(1) 2017 Currency increased / (decreased) Net Revenues as follows:
	European Union	$191
	EEMA	(608)
	Asia	(87)
	Latin America & Canada	(112)
		$(616)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

		Operating Companies Income
		European Union	EEMA	Asia	Latin America & Canada	Total
2017	Operating Companies Income	$1,042	$765	$1,065	$264	$3,136
2016	Operating Companies Income	1,120	962	761	224	3,067

Variance
	2016 Asset impairment and exit costs	—	—	—	—	—
	2017 Asset impairment and exit costs	—	—	—	—	—
	Currency	7	(84)	(55)	(8)	(140)
	Acquisitions	—	—	—	—	—
	Operations	(85)	(113)	359	48	209
	Variance Total	(78)	(197)	304	40	69
	Variance Total (%)	(7.0)%	(20.5)%	39.9%	17.9%	2.2%

	Variance excluding Currency	(85)	(113)	359	48	209
	Variance excluding Currency (%)	(7.6)%	(11.7)%	47.2%	21.4%	6.8%

	Variance excluding Currency & Acquisitions	(85)	(113)	359	48	209
	Variance excluding Currency & Acquisitions (%)	(7.6)%	(11.7)%	47.2%	21.4%	6.8%

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended September 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2017 Diluted Earnings Per Share		$1.27	(1)
2016 Diluted Earnings Per Share		$1.25	(1)
Change		$0.02
% Change		1.6%

Reconciliation:
2016 Diluted Earnings Per Share		$1.25	(1)

Special Items:
2016 Asset impairment and exit costs		—
2016 Tax items		—
2017 Asset impairment and exit costs		—
2017 Tax items		—

Currency		(0.12)
Interest		—
Change in tax rate		(0.02)
Operations		0.16	(2)
2017 Diluted Earnings Per Share		$1.27	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q3 2017	Q3 2016

Net Earnings attributable to PMI	$1,970	$1,938
Less distributed and undistributed earnings attributable
to share-based payment awards	4	5
Net Earnings for basic and diluted EPS	$1,966	$1,933

Weighted-average shares for basic EPS	1,553	1,551
Plus Contingently Issuable Performance Stock Units (PSUs)	1	—
Weighted-average shares for diluted EPS	1,554	1,551

(2) Includes the impact of shares outstanding and share-based payments

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Nine Months Ended September 30,
($ in millions, except per share data)
(Unaudited)

	2017	2016	% Change
Net Revenues	$56,513	$55,764	1.3%
Cost of sales	7,431	6,892	7.8%
Excise Taxes on products (1)	36,059	36,050	—%
Gross profit	13,023	12,822	1.6%
Marketing, administration and research costs	4,773	4,563
Asset impairment and exit costs	—	—
Amortization of intangibles	65	56
Operating Income (2)	8,185	8,203	(0.2)%
Interest expense, net	655	690
Earnings before income taxes	7,530	7,513	0.2%
Provision for income taxes	2,042	2,110	(3.2)%
Equity (income)/loss in unconsolidated subsidiaries, net	(57)	(72)
Net Earnings	5,545	5,475	1.3%
Net Earnings attributable to noncontrolling interests	204	219
Net Earnings attributable to PMI	$5,341	$5,256	1.6%

Per share data (3):
Basic Earnings Per Share	$3.43	$3.38	1.5%
Diluted Earnings Per Share	$3.43	$3.38	1.5%

(1) The segment detail of Excise Taxes on products sold for the nine months ended September 30, 2017 and 2016 is shown on Schedule 6.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2017	2016	% Change
Operating Income	$8,185	$8,203	(0.2)%
Excluding:
- Amortization of intangibles	65	56
- General corporate expenses (included in marketing, administration and research costs above)	126	119
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(57)	(72)
Operating Companies Income	$8,433	$8,450	(0.2)%

(3) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the nine months ended September 30, 2017 and 2016 are shown on Schedule 8, Footnote 1.

						Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2017	Net Revenues (1)	$20,156	$13,177	$16,051	$7,129	$56,513
	Excise Taxes on products	(14,102)	(8,242)	(8,696)	(5,019)	(36,059)
	Net Revenues excluding Excise Taxes	6,054	4,935	7,355	2,110	20,454

2016	Net Revenues	$20,664	$13,650	$15,014	$6,436	$55,764
	Excise Taxes on products	(14,446)	(8,448)	(8,777)	(4,379)	(36,050)
	Net Revenues excluding Excise Taxes	6,218	5,202	6,237	2,057	19,714

Variance	Currency	(94)	(268)	(33)	(56)	(451)
	Acquisitions	—	—	—	—	—
	Operations	(70)	1	1,151	109	1,191
	Variance Total	(164)	(267)	1,118	53	740
	Variance Total (%)	(2.6)%	(5.1)%	17.9%	2.6%	3.8%

	Variance excluding Currency	(70)	1	1,151	109	1,191
	Variance excluding Currency (%)	(1.1)%	—%	18.5%	5.3%	6.0%

	Variance excluding Currency & Acquisitions	(70)	1	1,151	109	1,191
	Variance excluding Currency & Acquisitions (%)	(1.1)%	—%	18.5%	5.3%	6.0%

(1) 2017 Currency decreased Net Revenues as follows:
	European Union	$(316)
	EEMA	(1,632)
	Asia	(24)
	Latin America & Canada	(326)
		$(2,298)

						Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

		Operating Companies Income
		European Union	EEMA	Asia	Latin America & Canada	Total
2017	Operating Companies Income	$2,783	$2,188	$2,753	$709	$8,433
2016	Operating Companies Income	3,096	2,389	2,288	677	8,450

Variance
	2016 Asset impairment and exit costs	—	—	—	—	—
	2017 Asset impairment and exit costs	—	—	—	—	—
	Currency	(82)	(183)	(26)	(60)	(351)
	Acquisitions	—	—	—	—	—
	Operations	(231)	(18)	491	92	334
	Variance Total	(313)	(201)	465	32	(17)
	Variance Total (%)	(10.1)%	(8.4)%	20.3%	4.7%	(0.2)%

	Variance excluding Currency	(231)	(18)	491	92	334
	Variance excluding Currency (%)	(7.5)%	(0.8)%	21.5%	13.6%	4.0%

	Variance excluding Currency & Acquisitions	(231)	(18)	491	92	334
	Variance excluding Currency & Acquisitions (%)	(7.5)%	(0.8)%	21.5%	13.6%	4.0%

		Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Nine Months Ended September 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2017 Diluted Earnings Per Share		$3.43	(1)
2016 Diluted Earnings Per Share		$3.38	(1)
Change		$0.05
% Change		1.5%

Reconciliation:
2016 Diluted Earnings Per Share		$3.38	(1)

Special Items:
2016 Asset impairment and exit costs		—
2016 Tax items		—
2017 Asset impairment and exit costs		—
2017 Tax items		0.04

Currency		(0.23)
Interest		0.03
Change in tax rate		0.01
Operations		0.20	(2)
2017 Diluted Earnings Per Share		$3.43	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD September 2017	YTD September 2016

Net Earnings attributable to PMI	$5,341	$5,256
Less distributed and undistributed earnings attributable
to share-based payment awards	12	15
Net Earnings for basic and diluted EPS	$5,329	$5,241

Weighted-average shares for basic EPS	1,552	1,551
Plus Contingently Issuable Performance Stock Units (PSUs)	1	—
Weighted-average shares for diluted EPS	1,553	1,551

(2) Includes the impact of shares outstanding and share-based payments

			Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	September 30,		December 31,
	2017		2016
Assets
Cash and cash equivalents	$7,667		$4,239
All other current assets	13,192		13,369
Property, plant and equipment, net	6,857		6,064
Goodwill	7,681		7,324
Other intangible assets, net	2,501		2,470
Investments in unconsolidated subsidiaries	1,080		1,011
Other assets	2,973		2,374
Total assets	$41,951		$36,851

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$2,905		$643
Current portion of long-term debt	3,005		2,573
All other current liabilities	12,604		13,251
Long-term debt	28,065		25,851
Deferred income taxes	1,037		1,897
Other long-term liabilities	3,968		3,536
Total liabilities	51,584		47,751

Total PMI stockholders' deficit	(11,407)		(12,688)
Noncontrolling interests	1,774		1,788
Total stockholders' deficit	(9,633)		(10,900)
Total liabilities and stockholders' (deficit) equity	$41,951		$36,851

Total debt	$33,975		$29,067
Total debt to Adjusted EBITDA	2.92	(1)	2.51	(1)
Net debt to Adjusted EBITDA	2.26	(1)	2.15	(1)

(1) For the calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA ratios, refer to Schedule 18.

													Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2017								2016			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$7,346	$5,142	$2,204	$53	$2,151	$—	$2,151	European Union	$7,387	$5,187	$2,200	0.2%	(2.2)%	(2.2)%
4,990	3,207	1,783	(107)	1,890	—	1,890	EEMA	5,122	3,186	1,936	(7.9)%	(2.4)%	(2.4)%
5,846	3,116	2,730	(68)	2,798	—	2,798	Asia	5,113	2,977	2,136	27.8%	31.0%	31.0%
2,456	1,700	756	(14)	770	—	770	Latin America & Canada	2,313	1,603	710	6.5%	8.5%	8.5%
$20,638	$13,165	$7,473	$(136)	$7,609	$—	$7,609	PMI Total	$19,935	$12,953	$6,982	7.0%	9.0%	9.0%

2017								2016			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisitions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$1,042			$7	$1,035	$—	$1,035	European Union			$1,120	(7.0)%	(7.6)%	(7.6)%
765			(84)	849	—	849	EEMA			962	(20.5)%	(11.7)%	(11.7)%
1,065			(55)	1,120	—	1,120	Asia			761	39.9%	47.2%	47.2%
264			(8)	272	—	272	Latin America & Canada			224	17.9%	21.4%	21.4%
$3,136			$(140)	$3,276	$—	$3,276	PMI Total			$3,067	2.2%	6.8%	6.8%

													Schedule 11
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Selected Financial Data by Product Category
For the Quarters Ended September 30,
($ in millions) / (Unaudited)

2017								2016			% Change in Combustible Products Net Revenues excluding Excise Taxes
Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Combustible Products	Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$7,269	$5,129	$2,139	$53	$2,086	$—	$2,086	European Union	$7,374	$5,186	$2,188	(2.2)%	(4.6)%	(4.6)%
4,947	3,205	1,742	(107)	1,849	—	1,849	EEMA	5,118	3,186	1,932	(9.8)%	(4.3)%	(4.3)%
4,974	3,085	1,889	(27)	1,916	—	1,916	Asia	4,917	2,977	1,940	(2.7)%	(1.3)%	(1.3)%
2,454	1,699	755	(14)	769	—	769	Latin America & Canada	2,312	1,603	710	6.4%	8.4%	8.4%
$19,644	$13,119	$6,526	$(95)	$6,620	$—	$6,620	Total Combustible Products	$19,722	$12,952	$6,770	(3.6)%	(2.2)%	(2.2)%

2017								2016			% Change in Reduced-Risk Products Net Revenues excluding Excise Taxes
Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Reduced-Risk Products	Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$79	$14	$65	$1	$63	$—	$63	European Union	$14	1	$13	+100%	+100%	+100%
43	3	41	—	41	—	41	EEMA	4	—	4	+100%	+100%	+100%
871	30	841	(42)	883	—	883	Asia	196	—	196	+100%	+100%	+100%
1	—	1	—	1	—	1	Latin America & Canada	—	—	—	+100%	+100%	+100%
$994	$47	$947	$(41)	$988	$—	$988	Total Reduced-Risk Products	$214	$2	$212	+100%	+100%	+100%

$20,638	$13,165	$7,473	$(136)	$7,609	$—	$7,609	PMI Total	$19,935	$12,953	$6,982	7.0%	9.0%	9.0%

(1) Net revenue amounts for our combustible products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our cigarettes and other tobacco products combined. Other tobacco products primarily include tobacco for roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos and do not include reduced-risk products.

(2) Net revenue amounts for our reduced-risk products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our heated tobacco units, our IQOS devices and related accessories, and other nicotine-containing products, which primarily include our e-vapor products. Reduced-risk products is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. We have a range of reduced-risk products in various stages of development, scientific assessment and commercialization. Because our reduced-risk products do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

(3) PMI often collects excise taxes from its customers and then remits them to governments, and, in those circumstances, PMI includes the excise taxes in its net revenues and in excise taxes on products.  In some jurisdictions, including Japan, PMI is not responsible for collecting excise taxes.

Note: Sum of product categories or Regions might not foot to PMI total due to rounding.

													Schedule 12
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2017								2016			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,042	$—	$1,042	$7	$1,035	$—	$1,035	European Union	$1,120	$—	$1,120	(7.0)%	(7.6)%	(7.6)%
765	—	765	(84)	849	—	849	EEMA	962	—	962	(20.5)%	(11.7)%	(11.7)%
1,065	—	1,065	(55)	1,120	—	1,120	Asia	761	—	761	39.9%	47.2%	47.2%
264	—	264	(8)	272	—	272	Latin America & Canada	224	—	224	17.9%	21.4%	21.4%
$3,136	$—	$3,136	$(140)	$3,276	$—	$3,276	PMI Total	$3,067	$—	$3,067	2.2%	6.8%	6.8%

2017								2016			% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,035	$2,151	48.1%		$1,035	$2,151	48.1%	European Union	$1,120	$2,200	50.9%		(2.8)	(2.8)
849	1,890	44.9%		849	1,890	44.9%	EEMA	962	1,936	49.7%		(4.8)	(4.8)
1,120	2,798	40.0%		1,120	2,798	40.0%	Asia	761	2,136	35.6%		4.4	4.4
272	770	35.3%		272	770	35.3%	Latin America & Canada	224	710	31.5%		3.8	3.8
$3,276	$7,609	43.1%		$3,276	$7,609	43.1%	PMI Total	$3,067	$6,982	43.9%		(0.8)	(0.8)

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 10.

				Schedule 13
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended September 30,
(Unaudited)

	2017	2016	% Change

Reported Diluted EPS	$1.27	$1.25	1.6%

Less:
Currency impact	(0.12)

Reported Diluted EPS, excluding Currency	$1.39	$1.25	11.2%

	2017	2016	% Change

Reported Diluted EPS	$1.27	$1.25	1.6%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	—	—

Adjusted Diluted EPS	$1.27	$1.25	1.6%

Less:
Currency impact	(0.12)

Adjusted Diluted EPS, excluding Currency	$1.39	$1.25	11.2%

													Schedule 14
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2017								2016			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions
$20,156	$14,102	$6,054	$(94)	$6,148	$—	$6,148	European Union	$20,664	$14,446	$6,218	(2.6)%	(1.1)%	(1.1)%
13,177	8,242	4,935	(268)	5,203	—	5,203	EEMA	13,650	8,448	5,202	(5.1)%	—%	—%
16,051	8,696	7,355	(33)	7,388	—	7,388	Asia	15,014	8,777	6,237	17.9%	18.5%	18.5%
7,129	5,019	2,110	(56)	2,166	—	2,166	Latin America & Canada	6,436	4,379	2,057	2.6%	5.3%	5.3%
$56,513	$36,059	$20,454	$(451)	$20,905	$—	$20,905	PMI Total	$55,764	$36,050	$19,714	3.8%	6.0%	6.0%

2017								2016			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisitions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$2,783			$(82)	$2,865	$—	$2,865	European Union			$3,096	(10.1)%	(7.5)%	(7.5)%
2,188			(183)	2,371	—	2,371	EEMA			2,389	(8.4)%	(0.8)%	(0.8)%
2,753			(26)	2,779	—	2,779	Asia			2,288	20.3%	21.5%	21.5%
709			(60)	769	—	769	Latin America & Canada			677	4.7%	13.6%	13.6%
$8,433			$(351)	$8,784	$—	$8,784	PMI Total			$8,450	(0.2)%	4.0%	4.0%

													Schedule 15
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Selected Financial Data by Product Category
For the Nine Months Ended September 30,
($ in millions) / (Unaudited)

2017								2016			% Change in Combustible Products Net Revenues excluding Excise Taxes
Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Combustible Products	Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$19,983	$14,074	$5,909	$(91)	$6,000	$—	$6,000	European Union	$20,630	$14,444	$6,186	(4.5)%	(3.0)%	(3.0)%
13,109	8,238	4,871	(268)	5,139	—	5,139	EEMA	13,646	8,448	5,198	(6.3)%	(1.1)%	(1.1)%
14,232	8,663	5,569	(7)	5,576	—	5,576	Asia	14,660	8,777	5,883	(5.3)%	(5.2)%	(5.2)%
7,126	5,018	2,108	(56)	2,165	—	2,165	Latin America & Canada	6,435	4,378	2,057	2.5%	5.3%	5.3%
$54,451	$35,994	$18,457	$(423)	$18,880	$—	$18,880	Total Combustible Products	$55,371	$36,047	$19,323	(4.5)%	(2.3)%	(2.3)%

2017								2016			% Change in Reduced-Risk Products Net Revenues excluding Excise Taxes
Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Reduced-Risk Products	Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$173	$28	$145	$(2)	$148	$—	$148	European Union	$35	2	$32	+100%	+100%	+100%
69	5	64	—	64	—	64	EEMA	3	—	3	+100%	+100%	+100%
1,819	33	1,786	(26)	1,812	—	1,812	Asia	354	—	354	+100%	+100%	+100%
2	—	2	—	2	—	2	Latin America & Canada	2	1	—	+100%	+100%	+100%
$2,063	$66	$1,997	$(29)	$2,026	$—	$2,026	Total Reduced-Risk Products	$394	$3	$390	+100%	+100%	+100%

$56,513	$36,059	$20,454	$(451)	$20,905	$—	$20,905	PMI Total	$55,764	$36,050	$19,714	3.8%	6.0%	6.0%

(1) Net revenue amounts for our combustible products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our cigarettes and other tobacco products combined. Other tobacco products primarily include tobacco for roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos and do not include reduced-risk products.

(2) Net revenue amounts for our reduced-risk products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our heated tobacco units, our IQOS devices and related accessories, and other nicotine-containing products, which primarily include our e-vapor products. Reduced-risk products is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. We have a range of reduced-risk products in various stages of development, scientific assessment and commercialization. Because our reduced-risk products do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

(3) PMI often collects excise taxes from its customers and then remits them to governments, and, in those circumstances, PMI includes the excise taxes in its net revenues and in excise taxes on products.  In some jurisdictions, including Japan, PMI is not responsible for collecting excise taxes.

Note: Sum of product categories or Regions might not foot to PMI total due to rounding.

													Schedule 16
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2017								2016			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$2,783	$—	$2,783	$(82)	$2,865	$—	$2,865	European Union	$3,096	$—	$3,096	(10.1)%	(7.5)%	(7.5)%
2,188	—	2,188	(183)	2,371	—	2,371	EEMA	2,389	—	2,389	(8.4)%	(0.8)%	(0.8)%
2,753	—	2,753	(26)	2,779	—	2,779	Asia	2,288	—	2,288	20.3%	21.5%	21.5%
709	—	709	(60)	769	—	769	Latin America & Canada	677	—	677	4.7%	13.6%	13.6%

$8,433	$—	$8,433	$(351)	$8,784	$—	$8,784	PMI Total	$8,450	$—	$8,450	(0.2)%	4.0%	4.0%

2017								2016			% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$2,865	$6,148	46.6%		$2,865	$6,148	46.6%	European Union	$3,096	$6,218	49.8%		(3.2)	(3.2)
2,371	5,203	45.6%		2,371	5,203	45.6%	EEMA	2,389	5,202	45.9%		(0.3)	(0.3)
2,779	7,388	37.6%		2,779	7,388	37.6%	Asia	2,288	6,237	36.7%		0.9	0.9
769	2,166	35.5%		769	2,166	35.5%	Latin America & Canada	677	2,057	32.9%		2.6	2.6

$8,784	$20,905	42.0%		$8,784	$20,905	42.0%	PMI Total	$8,450	$19,714	42.9%		(0.9)	(0.9)

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 14.

				Schedule 17
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Nine Months Ended September 30,
(Unaudited)

	2017	2016	% Change

Reported Diluted EPS	$3.43	$3.38	1.5%

Less:
Currency impact	(0.23)

Reported Diluted EPS, excluding Currency	$3.66	$3.38	8.3%

	2017	2016	% Change

Reported Diluted EPS	$3.43	$3.38	1.5%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	(0.04)	—

Adjusted Diluted EPS	$3.39	$3.38	0.3%

Less:
Currency impact	(0.23)

Adjusted Diluted EPS, excluding Currency	$3.62	$3.38	7.1%

				Schedule 18
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended			For the Year Ended
	September 30,			December 31,
		2017		2016
	October ~ December	January ~ September	12 months
	2016	2017	rolling

Net Earnings	$1,775	$5,545	$7,320	$7,250
Equity (income)/loss in unconsolidated subsidiaries, net	(22)	(57)	(79)	(94)
Provision for Income Taxes	658	2,042	2,700	2,768
Interest expense, net	201	655	856	891
Depreciation and amortization	195	632	827	743
Asset impairment and exit costs	—	—	—	—
Adjusted EBITDA	$2,807	$8,817	$11,624	$11,558

			September 30,	December 31,
			2017	2016

Short-term borrowings			$2,905	$643
Current portion of long-term debt			3,005	2,573
Long-term debt			28,065	25,851
Total Debt			$33,975	$29,067
Less: Cash and cash equivalents			7,667	4,239
Net Debt			$26,308	$24,828

Ratios:
Total Debt to Adjusted EBITDA			2.92	2.51
Net Debt to Adjusted EBITDA			2.26	2.15

						Schedule 19
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

	For the Quarters Ended			For the Nine Months Ended
	September 30,			September 30,
	2017	2016	% Change	2017	2016	% Change

Net cash provided by operating activities (1)	$1,920	$3,092	(37.9)%	$5,991	$5,928	1.1%

Less:
Currency impact	(113)			198

Net cash provided by operating activities, excluding currency	$2,033	$3,092	(34.2)%	$5,793	$5,928	(2.3)%

(1) Operating cash flow.

		Schedule 20

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2016

Reported Diluted EPS	$4.48

Adjustments:
Asset impairment and exit costs	—
Tax items	—

Adjusted Diluted EPS	$4.48